UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina		28217-45000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Stockholders, the Board of Directors (the “Board”) of Belk, Inc. (“we”, “us” or “our”) unanimously recommended, and the stockholders approved, amendments to our Certificate of Incorporation to eliminate our classified board structure and provide for the annual election of directors. We also made certain confirming amendments to our Bylaws in connection with the declassification. We filed a Form 8-K on June 5, 2012 disclosing these amendments. Prior to these amendments, the Board had been divided into three classes of directors serving staggered three-year terms.

At the 2012 Annual Meeting of Stockholders, directors H.W. McKay Belk, Thomas C. Nelson and John R. Thompson were elected to one-year terms expiring at the 2013 Annual Meeting of Stockholders. Three other directors, John R. Belk, Jerri L. DeVard and Elizabeth Valk Long, are in the class of directors with three-year terms expiring at the 2013 Annual Meeting of Stockholders. The three remaining directors, Thomas M. Belk, Jr., Erskine B. Bowles and John L. Townsend, III, are in the class of directors with terms expiring at the 2014 Annual Meeting of Stockholders.

In order to transition our Board so that all directors are elected to one-year terms at the 2013 Annual Meeting of Stockholders, each of the three directors with terms expiring at the 2014 Annual Meeting of Stockholders (Thomas M. Belk, Jr., Erskine B. Bowles and John L. Townsend, III) voluntarily submitted his resignation on March 27, 2013, effective as of the date of the 2013 Annual Meeting of Stockholders (scheduled for May 29, 2013) to facilitate the full declassification of our Board.

On March 27, 2013, our Nominating and Corporate Governance Committee recommended and our Board approved the nomination of all nine of our current directors for re-election to our Board for one-year terms expiring at the 2014 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. We anticipate filing our 2013 proxy statement on or about April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: April 2, 2013	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President, General Counsel and Secretary